UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2013
AIS FUTURES FUND IV L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-52599	13-3909977
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o AIS CAPITAL MANAGEMENT, L.P.
187 Danbury Road, Suite 201
Wilton, Connecticut  06897
(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 563-1180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

On September 26, 2013, pursuant to an internal reorganization of AIS Futures Management LLC, then the general partner of Registrant, and its affiliate, AIS Capital Management LLC, AIS Futures Management LLC merged with and into AIS Capital Management, L.P. (a Delaware limited partnership created by the conversion of AIS Capital Management LLC into a limited partnership) (the "Transaction").  The general partner of AIS Capital Management, L.P. is AIS General Partner, LLC, a Delaware limited liability company.  By operation of law and pursuant to Section 10 of Registrant's Fourth Amended and Restated Limited Partnership Agreement, dated as of March 1, 2008, AIS Capital Management, L.P. then became, and was admitted as, the general partner of Registrant.  John R. Hummel, the majority owner and president of AIS Futures Management LLC and AIS Capital Management LLC prior to the reorganization of such entities is now the majority owner and Managing Principal of AIS Capital Management, L.P. and the Managing Principal of AIS General Partner, LLC.  There was no change in the Registrant's general partner interest in connection with the Transaction, other than that it is now held by AIS Capital Management, L.P., nor were there any transactions in Registrant's securities in connection with the Transaction.  As general partner of AIS Capital Management, L.P., AIS General Partner, LLC has the power to appoint officers of AIS Capital Management, L.P.  The Registrant is not aware of any arrangement requiring disclosure under Item 403(c) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2013

AIS FUTURES FUND IV L.P.

By:	AIS Capital Management L.P.
By:	AIS General Partner, LLC, general partner

By:	/s/ John Hummel
	Name:	John Hummel
	Title:	Managing Principal